Exhibit 10.2

                            January 1, 2005 Amendment
                                     to the
                        Standard Microsystems Corporation
                            Executive Retirement Plan


Whereas, Standard Microsystems Corporation ("SMSC"), a Delaware Corporation, previously adopted an Executive Retirement Plan (the "Plan" or the "SERP") effective as of March 1, 1994; and

Whereas, the SERP was amended and restated effective January 1, 2003; and

Whereas, the Board of Directors has determined that an Amendment should be made to the SERP in order to allow the Board, at its discretion, to encourage retiring senior executives to remain employed with SMSC on a part-time basis, without reducing their SERP benefits; and

Whereas, Section 7.9 of the SERP allows SMSC to amend the SERP by action of its Board, at any time, as long as such action does not reduce any benefits to Participants.

Now, therefore, by action of the SMSC Board of Directors, the Plan shall be amended as follows effective as of January 1, 2005:

Base Annual Salary. Section 1.4 defines the term "Base Annual Salary" to mean one-third of the aggregate base salary paid by the Company to a Participant during the 36-month period immediately preceding the Participant's termination of employment. IN order to allow the Board, at its discretion, to encourage retiring senior executives to continue to work with SMSC on a part-time basis and in order to avoid a reduction in SERP benefits by such action, the following paragraph shall be added to Section 1.4:

"Notwithstanding  any  provisions  to the  contrary,  to  the  extent  that  any participant works a reduced number of hours, the Board may, within its discretion, determine that such Participant will have the Participant's Base Annual Salary determined as of the time the reduction in hours occurs. Future SERP benefits will continue to be computed based upon the 36 month period immediately preceding the reduction in hours, rather than the ultimate termination of employment."

In witness whereof, SMSC had adopted this January 1, 2005 Amendment, effective as of January 1, 2005.



Date:                                 Standard Microsystems Corporation

July 14, 2004                         By: /s/ Steven J. Bilodeau
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